                                                                    Exhibit 99.1


Thursday, January 10, 2002, For Immediate Release

Press Release

Heartland Express, Inc. Announces Expectation for Fourth Quarter Earnings.

CORALVILLE, IOWA - January 10, 2002 - Heartland Express, Inc. (Nasdaq: HTLD) announced today that it expects to report earnings per share for the quarter ended December 31, 2001, in a range of $.30 to $.31 per share. Earnings per share for the year of 2001 are expected to be in a range of $1.18 to $1.19. The Company believes the consensus of the five stock analysts with published estimates is $.27 for the quarter and $1.15 for the year ended December 31, 2001.

This press release may contain statements that might be considered forward-looking statements of predictions of future operations. Such statements are based on management's belief of interpretation of information currently available. These statements and assumptions involve certain risks and uncertainties. Actual events may differ from these expectations as specified from time to time in filings with the Securities and Exchange Commission.

For Further Information, Contact:
John P. Cosaert, CFO
(319) 545-2728